UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  August 31, 2004



                               GLOBAL LINKS CORP.
             (Exact name of registrant as specified in its charter)



                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


                 000-29987                              88-0106514
         (Commission File Number)             (IRS Employer Identification No.)

         4600 EAST SUNSET ROAD, SUITE 320                 89014
                HENDERSON, NEVADA                       (Zip Code)
          (principal executive offices)


                                 (702) 948-5500

              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

     On August 31, 2004, Global Links Corp. (the "Registrant") issued 10,040,000 shares of the Registrant's Series B preferred stock, par value $0.001 per share (the "Preferred Stock"), to Frank J. Dobrucki, Registrant's President and Director. The Preferred Stock was issued to Mr. Dobrucki for services performed for the Registrant. The services rendered by Mr. Dobrucki to the Registrant were valued at approximately $10,040.00

     The Preferred Stock issuance to Mr. Dobrucki was exempt under Section 4(2) of the Securities Act. Mr. Dobrucki had access to information about the Registrant and the shares of Preferred Stock issued contain the appropriate restrictive legend restricting their transferability absent registration or an available exemption.

     Pursuant to the Registrant's Amended Certificate of Designation Establishing Series B Preferred Stock, each share of the currently issued and outstanding Series B Preferred Stock may be converted into 10 fully paid and nonassessable shares of the Registrant's common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series B Preferred Stock is entitled to the number of votes on such matters equal to the number of shares of the Series B Preferred Stock held by such holder multiplied by 20.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2004.

                                            GLOBAL LINKS CORP.


                                            By /s/Frank J. Dobrucki
                                               -------------------------------
                                               Frank J. Dobrucki, President